UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       -----------------------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




         Date of Report (Date of Earliest Event Reported): July 8, 2002



                                  UNIDYN, CORP.
             (Exact Name of Registrant as Specified in its Charter)

         Nevada                          33-55254-31             87-0438639
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer
Incorporation)                                               Identification No.)


            1433 North Tech Blvd, Suite F104, Gilbert, AZ 85233-1005
                    (Address of Principal Executive Offices)

                                 (480) 507-8333
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed since Last Report)

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ITEM 5.  OTHER EVENTS.

            As previously reported, the Company has engaged the law firm of Akerman, Senterfitt & Eidson, P.A. to investigate alleged wrongdoing on the part of officers, directors and shareholders of UniDyn. The investigative report was recently completed. The following is a brief summary of its findings:

         1. Individuals and entities involved in the launching of the Company in December 1997 and early 1998, including UniDyn, Inc., a Bahamas company, Universal Dynamics, Inc., Mearns Assurance Corp., Ira Gentry and Randy Jenkins appear to have constituted a group (the "Group") that controlled the Company. Such control was not disclosed to the shareholders in accordance with the requirements of the Securities Exchange Act of 1934 (the "Exchange Act"). The report notes, however, that definitive proof of such control would require determining the beneficial ownership of several entities, including offshore entities, an exercise which was beyond this scope of the investigation. Therefore, many of the conclusions of the report, including the ones described in Paragraphs 1, 2, 4, and 5 of this summary, cannot be confirmed without further investigation.

         2. If the Group collectively owned more than ten percent (10%) of the Company's voting equity, members of the Group committed several violations of the short swing profits rule (Section 16(b) of the Exchange Act). Furthermore, no entity has filed a Form 3 or 4 or 5, or a report on Schedule 13D or 13G based on its ownership of more than ten percent (10%) of the Company's equity.

         3. The officers and directors of the Company used reports about the technical progress the Company was making in developing the Sterling system and reports of the business agreement it had reached with TechNet International, a Japanese company ("TechNet") that would purportedly generate hundreds of millions of dollars in sales of the Sterling system to sell shares of the Company's stock. It is apparent that the reports of the progress in developing the Sterling system and the reports of the sales commitments for the product were false and misleading and constituted violations of Section 10(b) of the Exchange Act.

         4. In the Company's private placement offerings in 1999, the Company arranged for the loan of "free trading" shares of the Company to private placement purchasers. The arrangements appear to have been a scheme to encourage the sale of the private placement shares by circumventing the regulations that restrict the resale of restricted stock. Furthermore, the "free trading" shares appear to have been loaned by members of the Group and should have been characterized as restricted shares as opposed to "free trading".

         5. If, as discussed above, the Group controlled the Company, there were several transactions between members of the Group and the Company which should have been disclosed to shareholders along with disclosure of the relationship between the members of the Group and the Company.

         Subject to the caveats in Paragraph 1 above, it appears that the Company and its shareholders may have a variety of significant claims under the Securities Act of 1933 and the Exchange Act against Ira Gentry and others who may have shared control of the Company. Although the report could not determine the beneficial ownership of the entities that collectively appeared to control the Company, the sale of securities through the use of false and misleading information, such as the disclosure of the alleged contract with TechNet for the sale of equipment relating to the Sterling project represents a clear violation of Section 10(b) of the Exchange Act for which shareholders may have claims without regard to the issue of control of the Company.

            The Company has delivered the investigative report to the Enforcement Division of the Securities and Exchange Commission (the "SEC") with the request that they undertake such further investigation and enforcement action as they deem appropriate. The Company has pledged its full cooperation with any further action the SEC may take.

            Copies of the full Investigative Report with Exhibits that was delivered to the SEC Enforcement Division will be available on the UniDyn WebSite, unidyn.com, after Monday 15th July '02



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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                           None.

         (b)      Pro Forma Financial Information.

                           None.

         (c)      Exhibits.

                      None.

                                    SIGNATURE


                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


   Date:  July 9, 2002               UNIDYN, CORP.


                                  By: /s/  Jeffrey Garman
                                      -------------------------------------
                                      Jeffrey R Garman,   President and CEO